UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.D. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

PERVASIP CORP.
(Name of Registrant As Specified In Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF PERVASIP CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

PERVASIP CORP.

430 North Street

White Plains, New York 10601

(914) 620-1500

INFORMATION STATEMENT

November 13, 2013

GENERAL INFORMATION

To the Holders of Common Stock of Pervasip Corp:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of Pervasip Corp, a New York corporation (the “Company”), to notify the Stockholders that on October 7, 2013, the Company received a unanimous written consent in lieu of a meeting of the holders of Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred”). Each share of Series D Preferred has the equivalent of 16,315,625 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof). Currently, there are two holders of Series D Preferred (collectively, the “Series D Stockholders” or the “Majority Stockholders”), together holding fifty-one (51) shares of Series D Preferred, resulting in the Series D Stockholders holding in the aggregate 51% of the total voting power of all issued and outstanding voting capital of the Company. The Series D Stockholders authorized the following:

•	The increase in the number of authorized shares of Common Stock from 800,000,000 shares of Common Stock to 1,500,000,000 shares of Common Stock (the “Authorized Share Increase”).

On October 7, 2013, the Board approved the Authorized Share Increase and recommended to the Majority Stockholders that they approve the Authorized Share Increase. On October 7, 2013, the Majority Stockholders approved the Authorized Share Increase by written consent in lieu of a meeting in accordance with New York law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about October 31, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.

Accordingly, it is the Board’s opinion that the Authorized Share Increase would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

INTRODUCTION

New York law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. On October 7,2013, the Board approved the Authorized Share Increase and recommended to the Majority Stockholders that they approve the Authorized Share Increase. On October 7, 2013, the Majority Stockholders approved the Authorized Share Increase by written consent in lieu of a meeting in accordance with New York law.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about October 31, 2013.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board of Pervasip Corp. (the “Company,” “we,” “our,” or “us”) and the holders of Series D Preferred Stock (the “Series D Preferred”), which constitute a majority of the voting capital stock of the Company.

Series D Preferred

By unanimous written consent of the Board (as permitted under New York law), the number, designation, rights, preferences and privileges of the Series D Preferred were established by the Board (as is permitted under New York law and by the Amended Certificate of Incorporation of the Company). The designation, rights, preferences and privileges that the Board established for the Series D Preferred is set forth in a Certificate of Amendment of the Certificate of Incorporation that was filed with the Department of State of the State of New York on August 30, 2013. Among other things, the Certificate of Amendment of the Certificate of Incorporation provides that each one share of Series D Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

By unanimous written consent of the Board, the Board issued an aggregate of fifty-one (51) shares of Series D Preferred to two individuals (together, the “Series D Stockholders”). As a result of the voting rights granted to the Series D Preferred, the Series D Stockholders hold in the aggregate 51% of the total voting power of all issued and outstanding voting capital of the Company.

As of October 7, 2013, there were issued and outstanding (i) 799,499,997 shares of our Common Stock, (ii) zero shares of our Series A Preferred Stock, (iii) zero shares of our Series B Preferred Stock, (iv) zero shares of our Series C Preferred Stock and (v) fifty-one (51) shares of our Series D Preferred. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase approved by the Board is 1,631,596,865 (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series D Preferred). Pursuant to New York law, at least a majority of the voting equity of the Company, or at least 815,798,434 votes, are required to approve the Actions by written consent. The Series D Stockholders, which hold in the aggregate fifty-one (51) shares of Preferred Stock, or 51% of the voting equity of the Company, have voted in favor of the Actions, thereby satisfying the requirement under New York law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series D Stockholders, the number of shares of Series D Preferred held by each Series D Stockholder, the total number of votes that the Series D Stockholders voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series D Stockholder	Number of Shares of Series D Preferred held	Number of Votes held by such Series D Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Paul H. Riss	48	783,149,994	783,149,994	48%
Mark Richards	3	48,946,875	49,946,875	3%

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Amended Certificate of Incorporation of the Company (the “Amendment”) with the Department of State of the State of New York. We intend to file the Amendment with the Department of State of the State of New York promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from 800,000,000 shares to 1,500,000,000 shares of Common Stock (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional 700,000,000 shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Other than issuances pursuant to employee benefit plans and currently outstanding stock options, exercisable warrants and convertible debentures, the Board has no current plans to issue any of the additional shares of Common Stock that would be authorized by this proposal. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions, which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of October 8, 2013 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of October 8, 2013, there were a total of 799,499,997 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Total Voting Stock” shows the percentage of total voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of October 8, 2013 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Number of Shares of Common Stock Beneficially Owned		Percent of Shares of Common Stock Beneficially Owned	Number of Shares of Series D Preferred Stock Beneficially Owned (6)		Percent of Shares of Series D Preferred Stock Beneficially Owned
G3 Connect, LLC 321 Newark Street 3rd Floor Hoboken, NJ 07030	96,947,250		12.13%

Paul H. Riss Pervasip Corp. 75 South Broadway, Suite 400 White Plains, New York 10601	49,938,533	(1)	5.84%	48	(7)	94.12%

Mark Richards Pervasip Corp. 75 South Broadway, Suite 400 White Plains, New York 10601	27,774,333	(2)	3.38%	3	(8)	5.88%

Greg M. Cooper Cooper, Niemann & Co., CPAs, LLP PO Box 190 Mongaup Valley, New York 12762	338,333	(3)	*

Scott Widham Pervasip Corp. 75 South Broadway, Suite 400 White Plains, New York 10601	334,333	(4)	*

Cherian Mathai Pervasip Corp. 75 South Broadway, Suite 400 White Plains, New York 10601	334,333	(5)	*

All directors and executive officers as a group (five individuals)	78,719,866		9.20%	51		100%

__________________

* Less than 1%.

(1)	Includes 32,906,000 shares of common stock subject to options and warrants that are presently exercisable or exercisable within 60 days after October 8, 2013.

(2)	Includes 21,550,000 shares of common stock subject to options and warrants that are presently exercisable or exercisable within 60 days after October 8, 2013.

(3)	Includes 338,333 shares of common stock subject to options that are presently exercisable or exercisable within 60 days after October 8, 2013.

(4)	Includes 334,333 shares of common stock subject to options that are presently exercisable or exercisable within 60 days after October 8, 2013.

(5)	Includes 334,333 shares of common stock subject to options that are presently exercisable or exercisable within 60 days after October 8, 2013.

(6)	Each one share of Series D Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

(7)	Mr. Paul Riss owns 48 shares of Series D Preferred Stock, which is representative of 783,149,994 shares solely for voting purposes.

(8)	Mr. Mark Richards owns 3 shares of Series D Preferred Stock, which is representative of 48,946,875 shares solely for voting purposes.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended November 30, 2012;

(2)	Quarterly Reports on Form 10-Q for the three months ended February 28, 2013 and May 31, 2013; and
(3)	Current Reports on Form 8-K, as filed with the SEC on February 4, 2013, February 19, 2013, March 6, 2013, June 21, 2013, June 28, 2013 and September 6, 2013, respectively.

You may request a copy of these filings, at no cost, by writing Pervasip Corp. at 75 South Broadway, Suite 400, White Plains, New York 10601 or telephoning the Company at (914) 620-1500. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 430 North Street, White Plains, New York 10601, telephone: (914) 620-1500.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 13, 2013	Pervasip Corp.
	By	/s/ Paul H. Riss
Name: Paul H. Riss Title: Chief Executive Officer